UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2020
EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street,	Suite 200
Kansas City,	Missouri	64106
(Address of principal executive offices) (Zip Code)

(816)	472-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	EPR	New York Stock Exchange

5.75% Series C cumulative convertible preferred shares, par value $0.01 per share	EPR PrC	New York Stock Exchange

9.00% Series E cumulative convertible preferred shares, par value $0.01 per share	EPR PrE	New York Stock Exchange

5.75% Series G cumulative redeemable preferred shares, par value $0.01 per share	EPR PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01.    Regulation FD Disclosure.
On March 24, 2020, EPR Properties (the "Company") issued a press release providing an update on the impact of COVID-19 on its business and announcing that its Board of Trustees (the "Board") has approved a share repurchase program. The Company's press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.
The information set forth in this Item 7.01, including Exhibit 99.1, is being "furnished" and shall not be deemed "filed" for purposes of, or otherwise subject to, liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 8.01.    Other Events.
Share Repurchase Program
On March 24, 2020, the Company's Board approved a share repurchase program pursuant to which the Company may repurchase up to $150 million of the Company's common shares of beneficial interest, par value $0.01 per share (the "Common Shares"). The share repurchase program is scheduled to expire on December 31, 2020, unless extended or earlier terminated by the Board. Under the share repurchase program, the Company may repurchase its Common Shares in the open market, through block trades, in privately negotiated transactions, pursuant to a trading plan separately adopted in the future, or by other means, in accordance with federal securities laws and other applicable laws. The actual timing, number and value of Common Shares repurchased under the share repurchase program will be determined by management at its discretion and will depend on a number of factors, including, but not limited to, the market price of the Common Shares, general market and economic conditions, the Company's financial condition, and applicable legal requirements. The share repurchase program does not obligate the Company to repurchase a minimum number of Common Shares, and the share repurchase program may be modified, suspended or terminated by the Company at any time without prior notice.
Supplemental Risk Factor
The Company is supplementing the risk factors set forth under "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (the "2019 Annual Report") with the additional risk factor set forth below. This supplemental risk factor should be read in conjunction with the additional risk factors set forth in the 2019 Annual Report.
The current outbreak of the novel coronavirus, or COVID-19, or the future outbreak of any other highly infectious or contagious diseases, could materially and adversely impact or cause disruption to our performance, financial condition, results of operations and cash flows.
A novel strain of coronavirus (COVID-19) was reported to have surfaced in Wuhan, China in December 2019, and has since spread globally, including to every state in the United States. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020, the United States declared a national emergency with respect to COVID-19.
The outbreak of COVID-19 has severely impacted global economic activity and caused significant volatility and negative pressure in financial markets. The global impact of the outbreak has been rapidly evolving and many countries, including the United States, have reacted by instituting quarantines, mandating business and school closures and restricting travel. As a result, the COVID-19 pandemic is negatively impacting almost every industry directly or indirectly, and is severely impacting experiential real estate properties given that such properties rely on social interaction and discretionary consumer spending. A number of our tenants have announced temporary closures of their operations during this pandemic. Many experts predict that the outbreak will trigger a period of global economic slowdown or a global recession. COVID-19 (or a future pandemic) could have material and adverse effects on our ability to successfully operate and on our financial condition, results of operations and cash flows due to, among other factors:

•	a complete or partial closure of, or other operational issues at, one or more of our properties resulting from government or tenant action;

•
the reduced economic activity severely impacts our tenants' businesses, financial condition and liquidity and may cause one or more of our tenants to be unable to meet their obligations to us in full, or at all, or to otherwise seek modifications of such obligations;

•	the reduced economic activity could result in a recession, which could negatively impact consumer discretionary spending;

•
difficulty accessing debt and equity capital on attractive terms, or at all, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may affect our access to capital necessary to fund business operations or address maturing liabilities on a timely basis and our tenants' ability to fund their business operations and meet their obligations to us;

•	a general decline in business activity and demand for real estate transactions would adversely affect our ability or desire to grow our portfolio of experiential real estate properties;

•
a deterioration in our and our tenants' ability to operate in affected areas or delays in the supply of products or services to us and our tenants from vendors that are needed for our and our tenants' efficient operations would adversely affect our operations and those of our tenants; and

•
the potential negative impact on the health of our personnel, particularly if a significant number of them are impacted, would result in a deterioration in our ability to ensure business continuity during a disruption.

The extent to which COVID-19 impacts our operations and those of our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the outbreak, the actions taken to contain the outbreak or mitigate its impact, and the direct and indirect economic effects of the outbreak and containment measures, among others. Revenues from AMC Theatres, Regal Entertainment Group and Cinemark, each of which have announced temporary closures of their theatres, accounted for 17.6%, 10.8% and 5.5% of our total revenues for the year ended December 31, 2019, respectively. A continued reduction in our cash flows could impact our ability to continue paying dividends to our shareholders at expected levels or at all. The financial impact of COVID-19 could negatively impact our future compliance with financial covenants of our credit facility and other debt agreements and result in a default and potentially an acceleration of indebtedness. Such non-compliance could negatively impact our ability to make additional borrowings under our revolving credit facility, pay dividends and repurchase common shares under our share repurchase program. The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19. Nevertheless, COVID-19 presents material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated March 24, 2020, issued by EPR Properties.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Mark A. Peterson
Executive Vice President, Treasurer and Chief Financial Officer
Date: March 24, 2020